Exhibit 15.3

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

Consent of Ryder Scott Company, L.P.

Ryder Scott Company, L.P. (“Ryder Scott”) consents to the references to our firm and our report dated March 4, 2015 (our “Report”) included in Ecopetrol S.A.’s annual report on Form 20-F for the year ended December 31, 2014 (the ”Annual Report”), the inclusion of our Report as Exhibit April 24, 2015 to the Annual Report and references to and information derived from our Report in the Annual Report, as well as to the incorporation by reference of this consent and our Report into Ecopetrol’s S.A.’s registration statement on Form F-3 filed with the United States Securities and Exchange Commission on or about July 26, 2013 (the “Registration Statement”).  Ryder Scott further consents to the references to Ryder Scott as set forth in the Registration Statement under the heading “Experts”.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

April 24, 2015

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258